AGREEMENT AND PLAN OF MERGER ("Agreement") dated as of December 27, 2004 between Organic Solutions, Inc., a Nevada corporation (?Organic), and Silesia Enterprises, Inc., a Nevada corporation, (?Silesia?).
                           RECITALS
WHEREAS, the Board of Directors of each of Organic and Silesia deem it advisable for the general welfare of both corporations and their stockholders that Organic merge with Silesia, with Organic as the surviving entity, on the terms hereafter set forth; and
WHEREAS, Organic and Silesia at the Effective Time, as hereafter defined, desire to adopt this Agreement as a Plan of Merger and to consummate the acquisition as a statutory merger in accordance with the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.
NOW, THEREFORE, Organic and Silesia agree that the terms and conditions of the merger and the manner of carrying it into effect shall be as follows:

ARTICLE 1: 	THE MERGER AND STOCK EXCHANGE
1.1	The Acquisition.  At the Effective Time (as defined in
Section 1.2), upon the terms and subject to the conditions of this Agreement, Silesia shall merge into and with Organic, and Organic shall be deemed to be the survivor (the ?Surviving Entity?), with the capital structure, Articles of Incorporation, By-laws, officers and directors as set forth in this Agreement.. Each ten (10) common share of Organic outstanding at the Closing Date of the merger shall be exchanged for one (1) share of common stock of the Surviving Entity and each one (1) share of the common stock of Silesia outstanding at the Closing Date of the merger shall be exchanged for one (1) shares of the common stock of the Surviving Entity.
1.2	Approvals.	This Agreement shall be submitted to the
Boards of Directors of Organic and Silesia in the manner prescribed by, and if required by, applicable laws of the State of Nevada and, if applicable, approved at meetings called for that purpose or by written consents in lieu of meetings.

1.3	Effective Time; Closing.  Immediately upon the execution and adoption of this Agreement by the Boards of Directors of Silesia and Organic and the satisfaction or waiver of the conditions set forth in Article 5, the parties hereto shall cause the merger to be consummated by executing, and delivering the merger documents as provided herein (the time of such execution being the
"Effective Time"), and the parties shall take all such other and further actions as may be required by law to cause the stock acquisition to become effective. The Closing Date of the merger shall be the effective date of the filing of Articles of Merger with the Secretary of State of the State of Nevada. (the ?Closing
Date?).
1.4	Effect of the Merger.  At the Effective Time, Silesia shall
cease to exist as a separate corporate entity, and all of the property, rights, privileges, powers and franchises, as well as all of the obligations, duties, undertakings and liabilities, of Silesia shall continue, on the terms and as provided in this Agreement and in accordance with the applicable laws of the State of Nevada.
1.5	Articles of Incorporation; By-Laws; Directors and Officers.
(a)	At the Effective Time, the Articles of Incorporation of
Organic as in effect immediately before the Effective Time, shall continue as the Articles of Incorporation of the Surviving Entity until thereafter amended as provided by law. As part of the merger transaction, the Surviving Entity shall change its
corporate name to iWorld Projects & Systems, Inc.
(b)	At the Effective Time, the By-Laws of Organic as in effect
immediately before the Effective Time, shall continue as the By-Laws of the Surviving Entity until thereafter amended as provided by law, the Articles of Incorporation of the Surviving Entity and
such By-Laws.
(c)	The board of directors of the Surviving Entity after the
Effective Time shall  consist of three members initially, who shall be two of the current members of the Board of Directors of Silesia, listed on Schedule 1.5(c), and the additional named individual on Schedule 1(c). The officers of Silesia shall thereafter be elected by the newly elected Board of Directors and shall serve until their successors are duly elected or appointed and shall qualify.
1.6	Options and Other Rights.  All options and warrants to
purchase Silesia shares granted by Silesia prior to the Effective Date, whether vested or unvested, which are outstanding and not exercised prior to the Effective Time shall be cancelled and extinguished and no payment or other consideration shall be made with respect thereto.

ARTICLE 2: 	PUBLIC FILINGS
2.1	SEC Reports.  The parties acknowledge that Silesia is a
reporting company within the meaning of Section 12(g) of the Securities Exchange Act of 1934 and that this reporting obligation will be assumed by and will devolve upon the Surviving Entity as a result of the merger. The Surviving Entity undertakes and agrees to prepare and file all required SEC reports at and after the Effective Date.
2.2	Public Trading.	The parties acknowledge that Organic,
and the Surviving Entity will have their common shares admitted for trading on the Pink Sheets , under the trading symbol ?ORGS? prior to the Effective Date, and that the Surviving Entity will apply for a new trading symbol after the Effective Date and undertake such other steps as are necessary to maintain and preserve the status of its common shares as shares listed on the Pink Sheets.

Article 3: REPRESENTATIONS AND WARRANTIES OF Organic
Organic represents and warrants to, and agrees with, Silesia as follows:
3.1	Organization.	Organic is a corporation duly organized,
validly existing and in good standing under the laws of the State of Nevada.  Organic has all requisite corporate power and
authority to own, lease and operate its properties and to carry on its business as now being conducted.  Organic is duly
qualified to do business and in good standing as a foreign corporation in each other jurisdiction, if any, in which its property or business makes such qualification necessary.
3.2	Authority Relative to this Agreement.  Organic has full
corporate power and authority to execute and deliver this
Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and
validly authorized by the Board of Directors of Organic and a majority of the shareholders of record of Organic by written consent and no other corporate proceedings on the part of Organic are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Organic and constitutes a valid and binding agreement, enforceable against it in accordance with its terms.
3.3	No Conflict; Required Filings and Consents.
(a)	The execution and delivery of this Agreement by Organic does not, and the consummation of the transactions contemplated hereby will not, (I) conflict with or violate any law, regulation, court order, judgment or decree applicable to Organic or by which its properties are bound or affected, (ii) violate or conflict with either the Articles of Incorporation or By-Laws of Organic or
(iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination or cancellation of, or result in the creation of a lien on any of the properties of Organic pursuant to any contract to which
Organic is a party or by which Organic or any of its respective properties is bound or affected.
(b)	Organic is not required to submit any notice, report or
other filing with any governmental entity or regulating body, domestic or foreign, in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, except such notices as are required to obtain a new CUSIP number and a new trading symbol for the Surviving Entity.. No waiver, consent, approval or authorization of any governmental entity or regulatory body, domestic or foreign, is required to be obtained or made by
Organic in connection with its execution, delivery or performance of this Agreement or the consummation of the transactions
contemplated hereby.
3.4	Capitalization.  As of the Effective Date, Organic shall
have authorized capital stock of 150,000,000,000 shares of common stock, of which 15,105,638 will be issued and outstanding just prior to the Effective Date, and 10,000,000 shares of preferred stock, of which 160,000 shares of Series A Voting, Convertible Preferred Stock will be issued and outstanding just prior to the Effective Date, which Series A Preferred Shares shall be deemed converted prior to the merger to 16,000,000 common shares of
Organic for purposes of this Agreement.   All the outstanding
shares of capital stock of Organic have been duly authorized and are validly issued, and non-assessable.
3.5	Transfer Restrictions.	There are no restrictions on the
transfer of shares of capital stock of Organic other than those imposed by relevant federal and state securities laws and as otherwise contemplated by this Agreement. The offer and sale of all capital stock and other securities of Organic issued before the date hereof and to be issued hereafter complied with or were exempt or will comply with or be exempt from all applicable federal and state securities laws and no stockholder has a right of rescission or damages with respect thereto. Organic does not have outstanding, and has no obligation to grant or issue, any ?phantom stock? or other right measured by the profits, revenues or results of operations of Organic or any portion thereof; or
any similar rights.
3.6	Litigation.  No investigation or review by any governmental
entity or regulatory body, foreign or domestic, with respect to Organic is pending or threatened against Organic, and no governmental entity or regulatory body has advised Organic of an intention to conduct the same. There is no claim, action, suit, investigation or proceeding pending or threatened against or affecting Organic at law or in equity or before any federal, state, municipal or other governmental entity or regulatory body, or which challenges the validity of this Agreement or any action taken or to be taken by Organic pursuant to this Agreement. As of the date hereof, Organic is not subject to, nor is there in existence, any outstanding judgment, award, order, writ, injunction or decree of any court, governmental entity or regulatory body relating to Organic.

ARTICLE 4: REPRESENTATIONS AND WARRANTIES OF SILESIA

Silesia represents and warrants to, and agrees with, Organic as follows:

4.1	Organization.  Silesia is a corporation duly organized,
validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Silesia is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary. Silesia has heretofore delivered to Organic true, accurate and complete copies of its Articles of Incorporation and By-Laws as in effect on the date hereof and minutes of all meetings of shareholders and directors of Silesia held through and including the date of this Agreement. Silesia is not in violation of any of the provisions of its Articles of Incorporation or By-Laws.
4.2	Authority Relative to this Agreement.  Silesia has full
corporate power and authority to execute and deliver this
Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and
validly authorized by the Board of Directors of Silesia and by the shareholders of Silesia by written consent, and no other corporate proceedings are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Silesia and constitutes a valid and binding agreement, enforceable against it in accordance with its terms.
4.3	No Conflict; Required Filings and Consents.
(a)	The execution and delivery of this Agreement by Silesia does not, and the consummation of the transactions contemplated hereby will not, (I) conflict with or violate any law, regulation, court order, judgment or decree applicable to Silesia, or by which its properties are bound or affected, (ii) violate or conflict with either the Certificate of Incorporation or By-Laws of Silesia or
(iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination or cancellation of, or result in the creation of a lien on any of the properties of Silesia pursuant to any contract to which
Silesia is a party or by which Silesia, or any of its properties is bound or affected.
(b)	Silesia is not required to submit any notice, report or
other filing with any governmental entity or regulating body, domestic or foreign, in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, except required filings with the SEC. No waiver, consent, approval or authorization of any governmental entity or regulatory body, domestic or foreign, is required to be obtained or made by Silesia in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.
4.4	Capitalization.
(a)	Silesia has authorized capital stock of Ten Million
(10,000,000) shares of common stock, par value, of which
1,895,000 shares will be issued and outstanding, fully paid and nonassessable and free of preemptive rights, at the Effective
Date, and Five Million (5,000,000) shares of preferred stock, of which none will be issued and outstanding at the Effective Date. None of the issued and outstanding shares is the subject of any voting trust agreement or other agreement relating to the vote thereof or restricting in any way the sale or transfer thereof.
All the outstanding shares of capital stock of Silesia have been duly authorized and are validly issued, fully paid and non-assessable. There are no options, warrants, conversion rights, subscriptions or purchase rights of any nature to acquire from Silesia, or commitments of Silesia to issue, shares of capital stock or other securities, nor is Silesia obligated in any other manner to issue shares or rights to acquire any of its capital stock or other securities.
(b)	None of Silesia?s outstanding securities or authorized
capital stock is subject to any rights of redemption, repurchase, rights of first refusal, preemptive rights or other similar rights, whether contractual, statutory or otherwise, for the benefit of Silesia, any stockholder, or any other person or
entity. There are no restrictions on the transfer of shares of capital stock of Silesia other than those imposed by relevant federal and state securities laws and as otherwise contemplated by this Agreement.  There are no agreements, understandings, trusts or other collaborative arrangements or understandings concerning the voting or transfer of the capital stock of
Silesia. The offer and sale of all capital stock and other securities of Silesia issued before the date hereof and to be issued hereafter complied with or were exempt or will comply with or be exempt from all applicable federal and state securities laws and no stockholder has a right of rescission or damages with respect thereto. Silesia does not have outstanding, and has no obligation to grant or issue, any ?phantom stock? or other right measured by the profits, revenues or results of operations of Silesia or any portion thereof; or any similar rights. .
4.5	Financial Statements.
(a)	Silesia's balance sheets as of December 31, 2001, December
31, 2002 and December 31, 2003 (the ?Silesia Balance Sheets?),
and the related statements of income and retained earnings for the periods ending December 31, 2001, December 31, 2002 and
December 31, 2003 (the ?Silesia Financial Statements?), all
compiled by an independent certified public accountant, and
copies of which have been delivered by Silesia to Organic, fairly present the financial condition of Silesia as of said dates and the results of its operations for the periods then ended, in conformity with GAAP consistently applied for the periods covered. The Silesia Financial Statements (x) were prepared in accordance with GAAP applied on a consistent basis, (y) are in accordance with the books and records of Silesia and (z) present fairly the financial position and results of operations of
Silesia at the dates and for the periods to which they relate on a cash basis method of accounting.  Silesia has maintained its books of account on a cash basis in accordance with GAAP applied on a consistent basis, and such books and records are, and during the periods covered by the Silesia Financial Statements were, correct and complete in all material respects, fairly and accurately reflect and reflected the income, expenses, assets and liabilities of Silesia, and provide and provided a fair and accurate basis for the preparation of the Silesia Financial Statements and of the tax returns and reports of Silesia, except as otherwise provided in this Agreement.
(b)	Silesia will deliver to Organic at the Effective Time,
Interim Financial Statements which fairly present the financial condition of Silesia as of said dates and the results of its operations for the periods then ended, in conformity with GAAP consistently applied for the periods covered.
4.6	Real and Personal Property.  Silesia does not own any real
property. Silesia has good and marketable title to, or valid leasehold interests in, all other assets used or held for use in the conduct of its business.  All of the assets owned or leased by Silesia are in all material respects in good condition and repair, ordinary wear and tear excepted, and well maintained.
There are no material capital expenditures currently contemplated or necessary to maintain the current business of Silesia.
4.7	Absence of Undisclosed Liabilities.  Except to the extent
reflected or reserved against in the Silesia Interim Financial Statements, Silesia does not have at the Effective Time any liabilities or obligations (secured, unsecured, contingent or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles ("Liabilities"), except for the Liabilities identified on Schedule 4.7.
4.8	Absence of Certain Changes.  Since December 31, 2003 (I)
there has been no material adverse change in the condition (financial or otherwise), assets, liabilities, results of operations, business or prospects of Silesia, and (ii) nothing has occurred relative to the business or prospects of Silesia which would have a material adverse effect on the future business of Silesia.
4.9	Litigation.  No investigation or review by any governmental
entity or regulatory body, foreign or domestic, with respect to Silesia is pending or threatened against Silesia, and no governmental entity or regulatory body has advised Silesia of an intention to conduct the same. There is no claim, action, suit, investigation or proceeding pending or threatened against or affecting Silesia at law or in equity or before any federal, state, municipal or other governmental entity or regulatory body, or which challenges the validity of this Agreement or any action taken or to be taken by Silesia pursuant to this Agreement. As of the date hereof, Silesia is not subject to, nor is there in existence, any outstanding judgment, award, order, writ, injunction or decree of any court, governmental entity or
regulatory body relating to Silesia.
4.10	Contracts.
(a)	Silesia has provided Organic with copies of all material
contracts, agreements, leases, licenses, arrangements,
commitments, sales orders, purchase orders or any claim or right or any benefit or obligation arising thereunder or resulting therefrom and currently in effect, whether oral or written to which Silesia is a party (?Contracts?), including:
(I)	any Contract (or group of related Contracts) for the lease
of real or personal property to or from any person providing for lease payments in excess of $1,000 per annum;
(ii)	any Contract (or group of related Contracts) for the
purchase or sale of raw materials, commodities, supplies,
products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a loss to Silesia, or involve consideration in excess of $1,000;
(iii)	any Contract concerning a partnership or joint venture;
(iv)	any Contract (or group of related Contracts) under which it
has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation or under which it has imposed a lien on any of its assets, tangible or intangible;
(v)	any Contract concerning confidentiality or noncompetition;
(vi)	any profit sharing, stock option, stock purchase, stock
appreciation, deferred compensation, severance or other plan or arrangement for the benefit of its current or former directors, officers, and employees;
(vii)	any Contract under which it has advanced or loaned any
amount to any of its directors, officers, and employees outside the ordinary course of business;
(viii)	any Contract under which the consent of the other party
thereto is required in connection with the assignment of such Contract in connection with the transaction contemplated hereby;
(ix)	any Contract under which the consequences of a default or
termination could have a material adverse effect on Silesia; or
(x)	any other Contract (or group of related Contracts) the
performance of which involves consideration in excess of $1,000.
(b)	All Contracts have been duly authorized and delivered by
Silesia and any third party thereto, are in full force and effect against Silesia and constitute the valid and binding obligations of Silesia and the respective parties thereto enforceable in accordance with their respective terms. As to the Contracts, (I) there are no existing breaches or defaults by Silesia thereunder or by the other parties to such Contracts except as disclosed in
Schedule 4.10, (ii) no event, act or omission has occurred or, as a result of the consummation of the transactions contemplated hereby, will occur which (with or without notice, lapse of time or the happening or occurrence of any other event) would result in a default by Silesia thereunder or give cause for termination thereof except as reflected on Schedule 4.10 hereto, provided that insofar as the foregoing representation involves the actions or omissions of parties other than Silesia, it shall be limited to the knowledge of Silesia, (iii) none of them will result in any loss to Silesia upon completion or performance thereof and
(iv) none of the parties to Contracts have expressed an
indication to Silesia of their intention to cancel, renegotiate or exercise or not exercise any option under any such Contracts.
4.11	Intellectual Property.	Silesia owns no intellectual
property and does not have the right to use pursuant to license, sublicense, agreement, or permission any (I) inventions (whether patentable or unpatentable and whether or not reduced to practice), any improvements thereto, and any patents, patent applications, and patent disclosures, together with any reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (ii) trademarks, service marks, trade dress, logos, trade names, and corporate names, together with any translations, adaptations, derivations, and combinations thereof and including any goodwill associated therewith, and any applications, registrations, and renewals in connection therewith, (iii) copyrightable works, any copyrights, and any applications, registrations, and renewals in connection therewith, (iv) mask works and any applications, registrations, and renewals in connection therewith, (v) trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, blueprints, sketches, storyboards, models, engineering drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (vi) computer software (including data and related documentation), (vii) other proprietary rights and Know-how,
(viii) copies and tangible embodiments of any of the foregoing
(in whatever form or medium) and (ix) licenses and sublicenses granted and obtained with respect thereto, and rights thereunder (?Intellectual Property?) necessary for the operation of the businesses of Silesia as now conducted and as proposed to be conducted. .
4.12	Receivables; Payables.
(a)	All accounts receivable of Silesia which are or will be
reflected on the Silesia Interim Financial Statements at the Effective Time will arise in the ordinary course of business out of bona fide sales and deliveries of goods, services or other business transactions. There are no accounts receivables of
Silesia to be reflected properly on its books and records.
(b)	Any accounts payable (including, without limitation, taxes
payable) reflected on the Silesia Interim Financial Statements at the Effective Time and all accounts payable of Silesia arising subsequent to the Effective Time, have been, will be and are being paid in the ordinary course of its business and consistent with past practice.
4.13	Licenses, Permits and Consents; Compliance with Applicable
Law.
(a)	Silesia possesses all licenses and permits which
individually or in the aggregate are material to the conduct of the business of Silesia or any of its employees by reason of such employee's activities on behalf of Silesia under applicable law or required by any federal, state, local or foreign governmental entity or regulatory body for the operation of the business of Silesia, and all of such listed licenses and permits are in full force and effect as of the date hereof and will remain in full force and effect following the consummation of the transactions contemplated hereby. Silesia has not received notice and have no reason to believe, that any appropriate authority intends to cancel or terminate any of such licenses or permits or that valid grounds for such cancellation or termination currently exist.
(b)	Silesia is not in material violation or breach of any, and
the business and operations of Silesia comply in all material respects and are being conducted in accordance with, all material governing laws, regulations and ordinances applicable thereto and Silesia is not in material violation of or in material default under any judgment, award, order, writ, injunction or decree of any court, arbitration tribunal, governmental entity or
regulatory body.
4.14	Insurance.  Silesia maintains no insurance covering its
properties and business adequate and customary for the type and scope of the properties, assets and business, and similar to companies of comparable size and condition similarly situated in the same industry in which Silesia operates.
4.15	Tax Matters.  Silesia has timely filed all required federal, state, local, foreign and other governmental tax returns and reports required to be filed by it for all taxable periods ending on or before the Effective Time. As of the time of filing, such returns and reports were true, complete and correct and were made on a proper basis. All federal, state, local and foreign income, unincorporated business, gross receipts, sales, franchise, profits, property, capital, intangibles, employment, excise or other taxes, fees, stamp taxes, duties, penalties, assessments, governmental charges or other payments (collectively ?Tax? or ?Taxes?) for all periods up to and including June 30, 2004 have been duly paid or withheld or are, or will on the date hereof be, adequately reserved for or withheld in accordance with GAAP applied on a consistent basis and all federal, state and local tax laws.
4.16	Books and Records.  The corporate minute books, stock
certificate books, stock registers and other corporate records of Silesia are correct and complete in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same.
4.17.	Entire Business.  No portion of the business of Silesia
is conducted by third parties and all of the assets necessary for the conduct of the business of Silesia as presently conducted are owned by or leased to Silesia. All such assets are exclusively owned or leased and used by Silesia and its customers.
4.18.	Employee Benefit Plans.  Silesia has never maintained
any employee benefit plans.
4.19	Employees: Labor Matters.
(a)	No officer, employee or consultant of Silesia is, or is now
anticipated to be, in violation of any material term of any employment contract, patent disclosure agreement, proprietary information agreement, noncompetition agreement, nonsolicitation agreement, confidentiality agreement, or any other similar contract or agreement or any restrictive covenant, relating to the right of any such officer, employee, or consultant to be employed or engaged by Silesia because of the nature of the business conducted or to be conducted by Silesia or relating to the use of trade secrets or proprietary information of others, and to the knowledge of Silesia; the continued employment or engagement of Silesia?s officers, employees or consultants does not subject Silesia to any liability with respect to any of the foregoing matters.
(b)	No officer, consultant or key employee of Silesia whose
termination, either individually or in the aggregate, could have a material adverse effect on Silesia, has terminated or will terminate at the Effective Date; or has any present intention of terminating, his employment or engagement with Silesia, nor has any such person been, or been proposed to be terminated by
Silesia. Nothing herein shall, however, constitute an offer of employment by Silesia or by the Surviving Entity, and the
Surviving g Entity shall be entitled to terminate any employee, agent or consultant of Silesia prior to the Effective Date and with no severance or other form of compensation.
(c)	Silesia is not a party to any collective bargaining
agreements. There is no unfair labor practice or employment discrimination or other employment related complaint, grievance or proceeding against either of Silesia, or against any person or entity with respect to any employee of Silesia pending or threatened before the National Labor Relations Board or any
federal, state, local or foreign governmental entity or
regulatory body.  To the knowledge of Silesia, there is no basis for any such complaint, grievance or proceeding.
(d)	Silesia is in compliance in all material respects with all
applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including all EEOC laws and regulations. Silesia has fully complied with all applicable provisions of COBRA and has no obligations with respect to any former employees qualifying beneficiaries thereunder.  Silesia enjoys satisfactory relations with its
employees and agents.
4.20	Environmental, Health and Safety Matters.  Silesia is not in
violation of any applicable statute, law or regulation relating to the environment or occupational safety and health, and no material expenditures will be required in order to comply with any such statute, law or regulation.
4.21	Absence of Certain Business Practices.  Silesia?s directors, officers, employees or agents nor any other person or entity or entity acting on its or their behalf has, directly or indirectly, within the past five (5) years given or agreed to give any gift or similar benefit to any customer, supplier, governmental
employee or other person or entity or entity who is or may be in a position to help or hinder the business of Silesia or assist Silesia in connection with any actual or proposed transaction which (I) might subject either of Silesia to any damage or
penalty in any civil, criminal or governmental litigation or proceeding, (ii) might have had a material adverse effect on
Silesia if not given in the past or (iii) might materially
adversely affect the condition (financial or otherwise),
business, assets, liabilities, operations or prospects of Silesia or which might subject Silesia to suit or penalty in any private or governmental litigation or proceeding if not continued in the future.
4.22	Disclosure.  Neither this Agreement nor any certificate
delivered in accordance with the terms hereof, or any document or statement in writing which has been supplied by or on behalf of Silesia or by any of Silesia's directors or officers, in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact or circumstances known to Silesia which materially and adversely affects or which may materially and adversely affect Silesia?s business, prospects or financial condition or its assets, which has not been set forth in this Agreement, certificates or
statements furnished in writing to Organic in connection with the transactions contemplated by this Agreement.
4.23	Broker's or Finder's Fees.  There is no investment banker,
broker, finder or other intermediary which has been retained by, or is authorized to act on behalf of, Silesia who might be entitled to any fee or commission upon the consummation of the transactions contemplated hereby or thereafter.



ARTICLE 5: CONDITIONS TO CONSUMMATION OF THE transaction.
5.1	Conditions to Obligations of Each Party.  The respective
obligations of each party to effect the merger transaction are subject to the satisfaction, at or prior to the Effective Time, of the following conditions:
(a)	This Agreement shall have been approved and adopted by the
requisite affirmative vote or written consent of the shareholders of Silesia in accordance with applicable law.
(b)	No statute, rule, regulation, executive order, decree,
judgment or injunction shall have been enacted, entered,
promulgated or be in force by any court or governmental authority which prohibits or restricts the consummation of the share exchange; provided, however, that the parties hereto shall use their best efforts to have any such order, decree or injunction vacated.
(c)	Silesia shall have each delivered to Organic, financial
statements and balance sheets as of the Effective Time identified herein in Section 4.5(b) with respect to Silesia (the ?Interim Financial Statements?).
5.2	Conditions to Obligations of Organic.  Organic's obligation
to consummate the share exchange shall be subject to fulfillment on or before the Effective Time of each of the following
conditions, unless waived in writing by Organic:
(a)	The representations and warranties of Silesia set forth in
this Agreement shall be true and correct in all material respects on the date hereof and shall also be true and correct in all material respects on and as at the Effective Time with the same force and effect as if made on and as of the Effective Time, and Silesia shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by it on or before the Effective Time.
(b)	Silesia shall have delivered to Organic a certificate of the
Secretary of Silesia certifying that this Agreement has been approved and adopted by not less than a majority of the Board of Directors and the stockholders of Silesia of each class entitled to vote on the matter.
(c)	Organic shall have received all documents it may reasonably
request relating to the existence of Silesia and the authority of Silesia to enter into this Agreement and to consummate the transactions contemplated hereby.
(d)	All actions, proceedings, instruments and documents required to carry out this Agreement and the transactions contemplated hereby, or incidental hereto or thereto, and all other related legal matters shall have been approved by Organic.
(e)	All approvals, authorizations and consents required for
Silesia to consummate the share exchange shall have been obtained on terms and conditions satisfactory to Organic and shall be in full force and effect, and Organic shall have been furnished with appropriate evidence, reasonably satisfactory to it and its counsel of the granting of such approvals, authorizations and consents.
(f)	No objections to the share exchange shall have been made in
accordance with any applicable provisions of Nevada law.
(g)	There shall be no effective injunction, writ or preliminary
restraining order of any nature issued by a court or governmental agency of competent jurisdiction directing that the transaction provided for herein not be consummated as herein provided or which is reasonably likely to have any material adverse effect on the condition (financial or otherwise), assets, liabilities, results of operations, business or prospects of Silesia.
(h)	Since the date of the Silesia Balance Sheet there shall not
have been, and at the Effective Time there shall not be in
existence, any event, condition or state of facts which could reasonably be expected to result in, any material adverse change in the condition (financial or otherwise), assets, liabilities, results of operations, business or prospects of Silesia except as otherwise provided in this Agreement, and Organic shall have received a certificate of the President of Silesia to the
foregoing effect.
	5.3	Additional Conditions to Obligations of Silesia.  The
obligations of Silesia to effect the Merger are also subject to the following conditions:
(a)	The representations and warranties of Organic contained in
this Agreement shall be true and correct in all material respects at the Effective Time, and Organic shall have performed or com-
plied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or
complied with by it on or before the Effective Time.
(b)	Organic shall have delivered to Silesia a certificate of the
Secretary of Organic certifying that (I) the resolutions of the
Board of Directors of Organic authorizing the transactions contemplated hereby have not been revoked, suspended or amended and remain in full force and effect, and (ii) this Agreement has been approved and adopted by not less than a majority of the
Board of Directors of Organic.
(c)	Silesia shall have received all documents they may
reasonably request relating to the existence of Organic and the authority of Organic to enter into this Agreement and to consummate the transactions contemplated hereby.
(d)	There shall be no effective injunction, writ or preliminary
restraining order of any nature issued by a court or governmental agency of competent jurisdiction directing that the transaction provided for herein not be consummated as herein provided or which is reasonably likely to have any material adverse effect on the condition (financial or otherwise), assets, liabilities, results of operations, business or prospects of Organic.


ARTICLE 6:	NATURE AND SURVIVAL OF REPRESENTATIONS AND
WARRANTIES
All statements contained herein or in any certificate, schedule or other document delivered pursuant hereto shall be deemed representations and warranties by the person delivering the same. All representations and warranties shall survive the Effective Time and shall not be affected by any investigation at any time made by or on behalf of Silesia, on the one hand, or Organic, on the other hand.

ARTICLE 7:	INDEMNIFICATION
(a)	Organic hereby agrees to indemnify and hold harmless Silesia and its affiliates from and against any liabilities, damages, losses, claims, encumbrances, costs or expenses (including reasonable attorneys' fees) of any nature (any or all of the foregoing are herein referred to as "Loss") insofar as a Loss (or actions in respect thereof), whether existing or accruing prior or subsequent to the Effective Time, arises out of or is based upon any misrepresentation (or alleged misrepresentation) or breach (or alleged breach) of any of the warranties, covenants or agreements made by Organic in this Agreement or in any certificate, schedule, document or Exhibit referenced hereby or attached hereto.
(b)	Silesia hereby agrees to indemnify and hold harmless Organic and its affiliates from and against any Loss insofar as a Loss
(or actions in respect thereof), whether existing or accruing prior or subsequent to the Effective Time, arises out of or is based upon any misrepresentation (or alleged misrepresentation) or breach (or alleged breach) of any of the warranties, covenants or agreements made by Silesia in this Agreement or in any certificate, schedule, document or Exhibit referenced hereby or attached hereto.

ARTICLE 8:	General Provisions
8.1	Entire Agreement.  This Agreement constitutes the entire
agreement between the parties and supersedes and cancels any other agreement, representation, or communication, whether oral or written, between the parties hereto relating to the
transactions contemplated herein or the subject matter hereof.
8.2	Headings.  The section and subsection headings in this
Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.
8.3	Governing Law; Venue.  This Agreement shall be governed by
and construed and enforced in accordance with the laws of the
State of Nevada without regard to conflict of laws.
8.4	Assignment.  This Agreement shall inure to the benefit of,
and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this Agreement without the written consent of the other party shall be void.
8.5	Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
	8.6	Notices.  All notices, requests, claims, demands and
other communications hereunder shall be in writing and shall be given or made as of the date delivered or mailed if delivered in person, by telecopy, cable, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at their addresses of record.
8.7	Descriptive Headings; Table of Contents.  The descriptive
headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. The Table of Contents preceding this Agreement is not a part hereof.
8.8	Parties in Interest.  This Agreement shall be binding upon
and inure solely to the benefit of each party hereto, its successors and assigns.
IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

ORGANIC SOLUTIONS, INC.
a Nevada corporation


By:	/s/ James Reskin
President


SILESIA ENTERPRISES, INC.
a Nevada corporation


By:	/s/ James Reskin
President







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